EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, Karen W. Katz, as Chief Executive Officer of Neiman Marcus Group LTD LLC (the Company), and Donald T. Grimes, as Chief Financial Officer of the Company, each hereby certifies, that, to such officer’s knowledge:

(i) the Annual Report on Form 10-K of the Company for the fiscal year ended August 1, 2015 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 22, 2015	/s/ KAREN W. KATZ
Karen W. Katz
President and Chief Executive Officer

Dated:	September 22, 2015	/s/ DONALD T. GRIMES
Donald T. Grimes
Executive Vice President, Chief Operating Officer and Chief Financial Officer